As Filed with the Securities and Exchange Commission on May 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Oncocyte Corporation

(Exact Name of Registrant as Specified in its Charter)

California	27-1041563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Cushing

Irvine, California 92618

(949) 409-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua Riggs

President and Chief Executive Officer

Oncocyte Corporation

15 Cushing

Irvine, California 92618

(949) 409-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg Kramer, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 10, 2024

PROSPECTUS

Oncocyte Corporation

5,419,788 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 5,419,788 shares of our common stock, no par value per share. These 5,419,788 shares of common stock consist of:

●	5,076,900 shares of common stock (the “PIPE Shares”) that were issued pursuant to the securities purchase agreement, dated as of April 11, 2024, by and among us and the purchasers named therein (the “Purchase Agreement”); and

●	342,888 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) that were issued pursuant to the Purchase Agreement.

The PIPE Shares and the Pre-Funded Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as applicable. We are registering the resale of the PIPE Shares and the Pre-Funded Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We are registering the resale of the PIPE Shares and Pre-Funded Warrant Shares covered by this prospectus as required by the Registration Rights Agreement, dated April 11, 2024, by and among the Company and investors named therein (the “Registration Rights Agreement”). The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Pre-Funded Warrants are exercised for cash, if at all, we will receive the exercise price of the Pre-Funded Warrants. We intend to use those proceeds, if any, for general corporate purposes and working capital.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is traded on The Nasdaq Capital Market under the symbol “OCX.” On May 9, 2024, the last reported closing sale price of our common stock on The Nasdaq Capital Market was $2.87 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Oncocyte,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Oncocyte Corporation and its subsidiaries.

Overview

We are a partner in the healthcare and life science field to researchers and physicians through our development and acquisitions of proprietary molecular technologies in the fields of oncology and transplantation. Through a series of acquisitions, we have built a portfolio of differentiated content with utility in well-established clinical and research markets.

With the increased adoption of precision medicine, healthcare providers are relying on advanced testing to identify patients who will benefit from new, targeted treatments and therapies that are more effective and often have fewer side effects than chemotherapy and other traditional treatments. In addition to identifying these individualized treatment options, researchers and healthcare providers are looking to new technologies to rapidly identify when medical or therapeutic interventions are necessary. We are leveraging our experience in oncology and transplantation to develop and commercialize diagnostic testing at our licensed and accredited laboratory as well as focusing on the development of distributable kitted formats of these technologies so that researchers may study how these tests can be further utilized in other types of cancers. Commercialization of these products, which are intended to be sold for research purposes in the United States and labeled “For Research Use Only”, is expected to occur through a mix of direct sales, partnering and distribution agreements, and licensing.

We have a laboratory and pharma services lab, certified under the Clinical Laboratory Improvements Amendment and accredited by the Collage of American Pathologists, in Nashville, Tennessee, and a research and development lab in Göttingen, Germany. We may sometimes refer to our technologies as “diagnostic tests.” Our laboratory developed tests are intended to help support and inform physician decision-making but are not themselves diagnostic or prescriptive of treatment decisions. They are critical to our ability to carry out our mission to improve patient outcomes by providing patient specific insights that inform critical provider decisions throughout the patient care journey. We believe that if clinicians are given the right information and educational tools, they will make the right choices with their patients.

We believe that the experience of our team with diverse technologies through our pharma services activities (acquired through Insight Genetics), strong scientific integrity regarding evidence generation and innovation mentality, alongside our flexibility in operations and regulatory strategy, will drive our success, differentiate us from our competition, and are foundational to our future.

We plan to expand our role in the rapidly evolving healthcare market by strengthening our positions across our portfolio of capabilities, growing strategic opportunities that drive new business, and differentiating our unique offerings, capabilities, and financial performance. To do so, we are focusing on executing the technology priorities discussed below, which have evolved to reflect our operations and strategic vision.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

April 2024 PIPE

On April 11, 2024, we entered into the Purchase Agreement with certain accredited investors for the issuance and sale in a private placement (the “Private Placement”) of an aggregate of 5,419,788 PIPE Shares and Pre-Funded Warrants to purchase up to 342,888 shares of common stock, with an exercise price of $0.0001 per share. The purchase price for one PIPE Share was $2.9164, and the purchase price for one Pre-Funded Warrant was $2.9163. Certain of our directors and officers subscribed for 42,373 of the shares of common stock sold in the Private Placement, at a purchase price of $2.95 per share of common stock.

A holder of the Pre-Funded Warrants may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into the Registration Rights Agreement, dated as of April 11, 2024, with the investors named therein, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the PIPE Shares and the shares of common stock underlying the Pre-Funded Warrants no later than 30 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 60 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

Needham & Company, LLC served as the Company’s exclusive placement agent in connection with the Private Placement.

Corporate information

We were incorporated in September 2009 in the state of California. Our principal executive offices are located at 15 Cushing, Irvine, California 92618. Our telephone number is (949) 409-7600. Our website is www.oncocyte.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 5,419,788 shares of our common stock, which are comprised of (i) 5,076,900 PIPE Shares, and (ii) 342,888 Pre-Funded Warrant Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Pre-Funded Warrants if such Pre-Funded Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes and working capital. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of the PIPE Shares and the Pre-Funded Warrant Shares, as applicable, by the 30th calendar day following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical, and in any event, no later than the 60th calendar day following the date of the Registration Rights Agreement or in the event of a full review by the SEC, 75 days. In addition, we agreed that, upon the registration statement being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable under the Registration Rights Agreement or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

See “Selling Stockholders” on page 7 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 11 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “OCX.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

The sale of a substantial amount of our shares in the public market could adversely affect the prevailing market price of our securities.

We are registering for resale up to 5,419,788 shares of our common stock held by the selling stockholders, which is a significant number of shares compared to the current number of total shares of common stock issued and outstanding. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares of our common stock in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities convertible into shares of our common stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause the market price of our securities to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the timing and potential achievement of future milestones;

●	the timing and our ability to obtain and maintain coverage and reimbursements from the Centers for Medicare and Medicaid Services and other third-party payers;

●	our plans to pursue research and development of diagnostic test candidates;

●	the potential commercialization of diagnostic tests currently in development;

●	the timing and success of future clinical research and the period during which the results of the clinical research will become available;

●	the potential receipt of revenue from current sales of our diagnostic tests and/or diagnostic tests in development;

●	our assumptions regarding obtaining reimbursement and reimbursement rates of our current diagnostic tests and/or diagnostic tests in development;

●	our estimates regarding future orders of tests and our ability to perform a projected number of tests;

●	our estimates and assumptions around the patient populations, market size and price points for reimbursement for our diagnostic tests;

●	our estimates regarding future revenues, operating expenses, and future capital requirements;

●	our intellectual property position;

●	the impact of government laws and regulations; and

●	our competitive position.

You should read this prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

5

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, will receive proceeds from the exercise of the Pre-Funded Warrants if such Pre-Funded Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes and working capital.

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SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders upon exercise of the Pre-Funded Warrants, as applicable. For additional information regarding the issuances of those shares of common stock and the Pre-Funded Warrants, see “April 2024 PIPE” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described below under “Relationships with the Selling Stockholders,” the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of the shares of common stock and Pre-Funded Warrants, as of May 7, 2024, assuming exercise of the Pre-Funded Warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The fourth column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the “April 2024 PIPE” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the Pre-Funded Warrants, determined as if such outstanding Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Pre-Funded Warrants. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The percentage of shares owned prior to and after the offering is based on 13,364,637 shares of common stock outstanding as of May 6, 2024. Unless otherwise indicated in the footnotes to this table, we believe that each selling shareholder has sole voting and investment power with respect to the common stock indicated as beneficially owned. Except as otherwise indicated below, based on the information provided to us by the selling shareholders, and to the best of our knowledge, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

	Shares of Common Stock Beneficially Owned Before Offering			Maximum Number of Shares of Common Stock		Shares of Common Stock Beneficially Owned After Offering
Selling Shareholders	Number		Percentage	Offered		Number	Percentage
Broadwood Partners, L.P. (1)	5,079,316	(2)	37.58%	2,420,000	(3)	2,659,316	19.68%
Bigger Capital Fund, LP(4)	257,167	(5)	* %	257,167	(6)	-	*	%
Bio-Rad Laboratories, Inc. (7)	1,200,109	(8)	8.98%	1,200,109	(9)	-	*	%
Newtown Road 130 Holdings LLC (10)	431,433	(11)	3.22%	120,011	(12)	242,844	1.81%
Proactive Capital Partners, LP(13)	34,289	(14)	* %	34,289	(15)	-	*	%
Iroquois Master Fund Ltd. (16)	68,578	(17)	* %	68,578	(18)	-	*	%
Iroquois Capital Investment Group LLC(19)	102,867	(20)	* %	102,867	(21)	-	*	%
Special Situations Cayman Fund, L.P. (22)	1,448,611	(23)	10.45%	154,869	(24)	762,834	5.64%
Special Situations Fund III Q.P. L.P.	1,448,611	(25)	10.45%	530,908	(26)	762,834	5.64%
3i, LP(27)	171,444	(28)	1.28%	171,444	(29)	-	*	%
James Stloff ttee Dustin Nathanial Satloff Trust u/a 6/1/93(30)	425,756	(31)	3.19%	34,289	(32)	254,311	1.90%
James Stloff ttee Theodore Jeanl Satloff Trust u/a10/4/93 (30)	425,756	(33)	3.19%	34,289	(34)	254,311	1.90%
James Satloff ttee Emily U Satloff Family Trust u/e 3/25/93(30)	425,756	(35)	3.19%	34,289	(36)	254,311	1.90%
James Saltoff(30)	425,756	(37)	3.19%	68,578	(38)	254,311	1.90%
Joshua Riggs	3,390	(39)	* %	3,390	(40)	-	*	%
Ekkehard Scheutz	10,404	(41)	* %	5,085	(42)	5,085	*	%
John P. Gutfreund(10)	431,433	(43)	3.22%	68,578	(44)	242,844	1.81%
Emanuel Neuman	17,145	(45)	* %	17,145	(46)	-	*	%
Ann Unterberg	109,934	(47)	* %	34,289	(48)	75,645	*	%
Andrew Arno	136,850	(49)	1.02%	33,898	(50)	102,952	*	%
Mary A Debare	62,014	(51)	* %	25,716	(52)	36,298	*	%

* Less than 1%

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(1)	The shares of common stock are directly owned by Broadwood Partners, L.P. (“Broadwood”). Broadwood Capital, Inc. is the general partner of Broadwood. Neal Bradsher is the President of Broadwood Capital, Inc. Broadwood Capital, Inc. shares voting power over and may be deemed to beneficially own the shares of common stock owned by Broadwood. Mr. Bradsher shares voting power over and may be deemed to beneficially own the shares of common stock owned by Broadwood.

(2)	Includes 5,079,316 shares of common stock consisting of (i) 2,509,066 shares of common stock, (ii) 150,093 shares of common stock underlying certain warrants, (iii) 157 shares of common stock owned by Neal Bradsher, and (iv) 2,420,000 PIPE Shares.

(3)	The shares that may be sold under this prospectus are comprised of 2,420,000 PIPE Shares.

(4)	The shares of common stock are directly owned by Bigger Capital Fund, LP (“Bigger Capital”). Michael Bigger, the managing member of Bigger Capital, may be deemed to beneficially own the shares of common stock owned by Bigger Capital. The address of the principal business office of Bigger Capital is 11700 West Charleston BLVD. #170-659, Las Vegas, NV, 89135.

(5)	Includes 257,167 shares of common stock consisting of 257,167 PIPE Shares

(6)	The shares that may be sold under this prospectus are comprised of 257,167 PIPE Shares.

(7)	The shares of common stock are directly owned by Bio-Rad Laboratories, Inc. (“Bio-Rad”). Norman Schwartz has voting and investment control over the securities held by Bio-Rad and may be deemed to beneficially own the shares of common stock owned by Bio-Rad. The address of the principal business office of Bio-Rad is 1000 Alfred Nobel Dr., Hercules, California 94547.

(8)	Includes 1,200,109 shares of common stock consisting of 1,200,109 PIPE Shares

(9)	The shares that may be sold under this prospectus are comprised of 1,200,109 PIPE Shares.

(10)	Includes shares of common stock held by John P. Gutfreund, his minor children and Newtown Road 130 Holdings LLC (“Newtown”). Mr. Gutfreund is the managing member and a control person of Newtown and may be deemed to beneficially own any securities directly owned by Newtown.

(11)	Includes 431,433 shares of common stock, consisting of (i) 153,969 shares of common stock, (ii) 120,011 PIPE Shares, (iii) 49,625 shares of common stock underlying certain warrants, (iv) 68,578 PIPE Shares held by Mr. Gutfreund, (v) 35,750 shares of common stock held by Mr. Gutfreund, (vi) 1,250 shares of common stock held for the benefit of the minor children of Mr. Gutfreund and (vii) 2,250 shares of common stock underlying certain warrants held by Mr. Gutfreund.

(12)	The shares that may be sold under this prospectus are comprised of 120,011 PIPE Shares.

(13)	The shares of common stock are directly owned by Proactive Capital Partners, LP (“Proactive Capital”). Jeffrey S. Ramson has voting and investment control over the securities held by Proactive Capital and may be deemed to beneficially own the shares of common stock owned by Proactive Capital. The address of the principal business office of Proactive Capital is 950 3rd Avenue, Suite 2700, New York, N.Y. 10022.

(14)	Includes 34,289 shares of common stock consisting of 34,289 PIPE Shares

(15)	The shares that may be sold under this prospectus are comprised of 34,289 PIPE Shares.

(16)	The shares of common stock are directly owned by Iroquois Master Fund Ltd (“IMF”). Kimberly Page has sole voting and dispositive power over the shares held by. As such, Ms. Page may be deemed to be the beneficial owner of all shares of common stock held by IMF. The address of the principal business office of IMF is 2 Overhill Road, Suite 400, Scarsdale, NU 10583.

(17)	Includes 68,578 shares of common stock consisting of 68,578 PIPE Shares.

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(18)	The shares that may be sold under this prospectus are comprised of 68,578 PIPE Shares.

(19)	The shares of common stock are directly owned by Iroquois Capital Investment Group LLC (“ICIG”). Mr. Abbe exercises sole voting and dispositive power over the shares held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by ICIG. The address of the principal business office of ICIG is 2 Overhill Road, Suite 400, Scarsdale, NU 10583.

(20)	Includes 102,867 shares of common stock consisting of 102,867 PIPE Shares.

(21)	The shares that may be sold under this prospectus are comprised of 102,867 PIPE Shares.

(22)	Includes shares of common stock held by Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Fund III QP, L.P. (“SSFQP”), AWM Investment Company, Inc. (“AWM”), Special Situations Private Equity Fund, L.P. (“SSPE”) and Special Situations Life Sciences Fund, L.P. (“SSLS”). AWM is the investment adviser to Cayman and SSFQP. David Greenhouse and Adam Stettner are the principal owners of AWM. Through their control of AWM, Messrs. Greenhouse and Stettner share voting and investment control over the portfolio securities of each of Cayman and SSFQP. Messrs. Greenhouse and Stettner disclaim any beneficial ownership of the reported shares other than to the extent of any pecuniary interest in each of them may have therein. AWM is also the investment adviser to SSPE and SSLS. The principal place of business for each of AWM, Cayman, SSFQP, SSPE, and SSLS is 527 Madison Avenue, Suite 2600, New York NY 10022.

(23)	Includes 1,448,611 shares of common stock consisting of (i) 608,049 shares of common stock, (ii) 77,435 PIPE shares, (iii) 77,434 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iv) 117,261 shares of common stock underlying certain warrants, (v) 18,762 shares of common stock underlying certain warrants held by SSPE, and (vi) 18,762 shares of common stock underlying certain warrants held by SSLS, (vii) 265,454 PIPE shares held by SSFQP, and (viii) 265,454 shares of common stock issuable upon the exercise of the Pre-Funded Warrants held by SSFQP.

(24)	The shares that may be sold under this prospectus are comprised of 77,435 PIPE Shares and 77,434 shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

(25)	Includes 1,448,611 shares of common stock consisting of (i) 608,049 shares of common stock, (ii) 265,454 PIPE shares, (iii) 265,454 shares of common stock issuable upon the exercise of the Pre-Funded Warrants, (iv) 117,261 shares of common stock underlying certain warrants, (v) 18,762 shares of common stock underlying certain warrants held by SSPE, and (vi) 18,762 shares of common stock underlying certain warrants held by SSLS, (vii) 77,435 PIPE shares held by Cayman, and (viii) 77,434 shares of common stock issuable upon the exercise of the Pre-Funded Warrants held by Cayman.

(26)	The shares that may be sold under this prospectus are comprised of 265,454 PIPE Shares and 265,454 shares of common stock issuable upon the exercise of the Pre-Funded Warrants.

(27)	The shares of common stock are directly owned by 3i, LP (“3i”). Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i. The principal business address of 3i is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i’s principal business is that of a private investor.

(28)	Includes 171,444 shares of common stock consisting of 171,444 PIPE shares.

(29)	The shares that may be sold under this prospectus are comprised of 171,444 PIPE Shares.

(30)	Includes shares of common stock held by James Stloff ttee Theodore Jeanl Satloff Trust u/a10/4/93 (“Theodore”), James Satloff ttee Emily U Satloff Family Trust u/e 3/25/93 (“Emily”), James Stloff ttee Dustin Nathanial Satloff Trust u/a 6/1/93 (“Dustin Nathanial,” and together with Theodore and Emily, the “Satloff Trusts”) and James Satloff. James Satloff may be deemed to beneficially own the shares of common stock owned by the Satloff Trusts.

(31)	Includes 425,756 shares of common stock, consisting of (i) 50,862 shares of common stock, (ii) 34,289 PIPE Shares, (iii) 50,862 shares of common stock held by Emily, (iv) 50,862 shares of common stock held by Theodore, (v) 101,725 shares of common stock held by James Satloff, (vi) 34,289 PIPE Shares held by Emily, (vii) 34,289 PIPE Shares held by Theodore, and (viii) 68,578 PIPE Shares held by James Satloff.

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(32)	The shares that may be sold under this prospectus are comprised of 34,289 PIPE Shares.

(33)	Includes 425,756 shares of common stock, consisting of (i) 50,862 shares of common stock, (ii) 34,289 PIPE Shares, (iii) 50,862 shares of common stock held by Emily, (iv) 50,862 shares of common stock held by Dustin Nathanial, (v) 101,725 shares of common stock held by James Satloff, (vi) 34,289 PIPE Shares held by Emily, (vii) 34,289 PIPE Shares held by Dustin Nathanial, (viii) 68,578 PIPE Shares held by James Satloff.

(34)	The shares that may be sold under this prospectus are comprised of 34,289 PIPE Shares.

(35)	Includes 425,756 shares of common stock, consisting of (i) 50,862 shares of common stock, (ii) 34,289 PIPE Shares, (iii) 50,862 shares of common stock held by Theodore, (iv) 50,862 shares of common stock held by Dustin Nathanial, (v) 101,725 shares of common stock held by James Satloff, (vi) 34,289 PIPE Shares held by Theodore, (vii) 34,289 PIPE Shares held by Dustin Nathanial, (viii) 68,578 PIPE Shares held by James Satloff.

(36)	The shares that may be sold under this prospectus are comprised of 34,289 PIPE Shares.

(37)	Includes 425,756 shares of common stock, consisting of (i) 101,725 shares of common stock, (ii) 68,578 PIPE Shares, (iii) 50,862 shares of common stock held by Theodore, (iv) 50,862 shares of common stock held by Dustin Nathanial, (v) 50,862 shares of common stock held by Emily, (vi) 34,289 PIPE Shares held by Theodore, (vii) 34,289 PIPE Shares held by Dustin Nathanial, (viii) 34,289 PIPE Shares held by Emily.

(38)	The shares that may be sold under this prospectus are comprised of 68,578 PIPE Shares.

(39)	Includes 3,390 shares of common stock comprised of 3,390 PIPE Shares.

(40)	The shares that may be sold under this prospectus are comprised of 3,390 PIPE Shares.

(41)	Includes 10,404 shares of common stock consisting of (i) 5,319 shares of common stock, and (ii) 5,085 PIPE Shares.

(42)	The shares that may be sold under this prospectus are comprised of 5,085 PIPE Shares.

(43)	Includes 431,433 shares of common stock, consisting of (i) 35,750 shares of common stock, (ii) 68,578 PIPE Shares, (iii) 2,250 shares of common stock underlying certain warrants, (iv) 120,011 PIPE Shares held by Newtown, (v) 153,969 shares of common stock held by Newtown, (vi) 1,250 shares of common stock held for the benefit of the minor children of Mr. Gutfreund and (vii) 49,625 shares of common stock underlying certain warrants held by Newtown.

(44)	The shares that may be sold under this prospectus are comprised of 68,578 PIPE Shares.

(45)	Includes 17,145 shares of common stock consisting of 17,145 PIPE Shares

(46)	The shares that may be sold under this prospectus are comprised of 17,145 PIPE Shares.

(47)	Includes 109,934 shares of common stock consisting of (i) 75,645 shares of common stock, and (ii) 17,145 PIPE Shares.

(48)	The shares that may be sold under this prospectus are comprised of 34,289 PIPE Shares.

(49)	Includes 136,850 shares of common stock consisting of (i) 102,952 shares of common stock, and (ii) 33,898 PIPE Shares.

(50)	The shares that may be sold under this prospectus are comprised of 33,898 PIPE Shares.

(51)	Includes 62,014 shares of common stock consisting of (i) 36,298 shares of common stock, and (ii) 25,716 PIPE Shares

(52)	The shares that may be sold under this prospectus are comprised of 25,716 PIPE Shares.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncocyte Corporation as of and for the year ended December 31, 2022, incorporated by reference in this registration statement and accompanying prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at www.oncocyte.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on April 11, 2024 and April 12, 2024; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, filed on March 1, 2021, as updated by Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024, and any amendments or reports filed for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

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5,419,788 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$2,127.90
Printing and engraving costs	$-
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Miscellaneous Fees and Expenses	$-

Total	$52,127.90

Item 15. Indemnification of Directors and Officers

Section 317 of the California General Corporation Law (“CGCL”) authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the CGCL, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the CGCL provides that a corporation’s articles of incorporation may include provisions eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, provided, however that they shall not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the CGCL (concerning directors’ liability for distributions, loans, and guarantees).

Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

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Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Company’s Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law and that the Company is authorized to indemnify “agents”, as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law.

Furthermore, the Company’s Bylaws provide that the Company shall, to the maximum extent and in the manner permitted by the CGCL, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the CGCL) judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any the proceeding (as defined in Section 317(a) of the CGCL) arising by reason of the fact that such person is or was an agent (as defined in Section 317(a) of the CGCL) of the Company. Furthermore, the Company’s Bylaws provide that the Company shall, have the power, to the extent and in the manner permitted by the CGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Company. The Bylaws further provide that expenses incurred in defending any proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified as authorized in the Bylaws. The Bylaws also permit the Company to purchase and maintain insurance on behalf of any agent against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the Company would have the power to indemnify the agent under Section 317 of the CGCL.

Further, the Company maintains directors’ and officers’ liability insurance coverage.

The foregoing summary is subject to the complete text of the applicable statutes, the Articles of Incorporation and Bylaws, and is qualified in its entirety by reference to such documents.

Item 16. Exhibits

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Exhibit Numbers	Exhibit Description
2.1	Agreement and Plan of Merger, dated January 10, 2020, by and among Oncocyte Corporation, Cancer DX Sub, Inc., Insight Genetics, Inc., the Shareholders who became a Party to the Merger Agreement and the Equityholder Representative. (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2020)
2.2	Agreement and Plan of Merger dated February 2, 2021, amended February 23, 2021, and amended and restated as of April 15, 2021, by and among Oncocyte Corporation, CNI Monitor Sub, Inc., Chronix Biomedical, Inc., the Stockholders who became a party to the Merger Agreement and the Equityholder Representative (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2021)
2.3	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated February 8, 2023, by and between Oncocyte Corporation and David MacKenzie, solely in his capacity as Equityholder Representative (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2023)

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2.4	Stock Purchase Agreement, dated December 15, 2022, by and among Dragon Scientific, LLC, Oncocyte Corporation and Razor Genomics Inc. (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2022)
2.5	First Amendment to Stock Purchase Agreement, dated December 15, 2022, by and among Dragon Scientific, LLC, Oncocyte Corporation and Razor Genomics Inc. (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2023)
2.6	Second Amendment to Stock Purchase Agreement, dated February 16, 2023, by and among Dragon Scientific, LLC, Oncocyte Corporation and Razor Genomics Inc. (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2023)
4.1	Description of Securities (Incorporated by reference to Oncocyte Corporation’s Annual Report on Form10-K filed with the Securities and Exchange Commission on April 16, 2024).
4.2	Form of August 2016 Warrant (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2016)
4.3	Form of 2017 Warrant, Exercise Price $3.25 (Incorporated by reference to Oncocyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017)
4.4	Form of 2017 Warrant, Exercise Price $5.50 (Incorporated by reference to Oncocyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017)
4.5	Silicon Valley Bank Warrant (Incorporated by reference to Oncocyte Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2017)
4.6	Form of July 2017 Warrant, Exercise Price $5.50; five-year term (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2017)
4.7	Form of July 2017 Warrant, Exercise Price $3.25, five-year term (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2017)
4.8	Form of July 2018 Warrant (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2018)
4.9	Warrant to Purchase Shares of Common Stock, dated August 1, 2019 (Incorporated by reference to Oncocyte Corporation’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2019)
4.10	Warrant to Purchase Common Stock, dated October 17, 2019, between Oncocyte Corporation and Silicon Valley Bank (Incorporated by Reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019)
4.11	Form of Common Stock Warrant (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2022)
4.12	Form of Pre-Funded Warrant (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2024)
10.1	Securities Purchase Agreement, dated April 11, 2024, by and among the Company and the investors signatory thereto (Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2024).
10.2	Registration Rights Agreement, dated April 11, 2024, by and among the Company and the investors signatory thereto.(Incorporated by reference to Oncocyte Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2024).
5.1*	Opinion of Haynes and Boone, LLP.
23.1*	Consent of Marcum LLP, independent registered public accounting firm.
23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.
23.3*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (contained in the signature page to this registration statement).
107 *	Calculation of Filing Fee.

*	Filed herewith

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 10, 2024.

Oncocyte Corporation

By:	/s/ Josh Riggs
Name:	Josh Riggs
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby appoints Josh Riggs as his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Josh Riggs	President and Chief Executive Officer and Director	May 10, 2024
Josh Riggs	(Principal Executive Officer)

/s/ James Liu	Controller, Principal Accounting Officer and interim Principal Financial Officer	May 10, 2024
James Liu	(Principal Financial and Accounting Officer)

/s/ Andrew Arno	Director	May 10, 2024
Andrew Arno

/s/ Andrew J. Last	Director	May 10, 2024
Andrew J. Last

/s/ Louis E. Silverman	Director	May 10, 2024
Louis E. Silverman

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